Exhibit 24
POWER OF ATTORNEY – NORTHROP GRUMMAN CORPORATION DIRECTORS
               KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of NORTHROP GRUMMAN CORPORATION, a Delaware corporation (the “Company”), hereby nominate and appoint STEPHEN D. YSLAS, as his or her agents and attorney-in-fact (the “Agent”), in his or her respective name and in the capacity or capacities indicated below, to execute and/or file, with all exhibits thereto, and other documents in connection therewith, (1) any one or more amendments to any part of the registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”) that was filed with the Securities and Exchange Commission (the “SEC”) on May 17, 1996 (File No. 333-03959) (the “Registration Statement”), including any post-effective amendments, or appendices or supplements that may be required to be filed under the Act to keep the Registration Statement effective or to terminate its effectiveness; and (2) any subsequent registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act.
               Further, the undersigned do hereby authorize and direct such agents and attorneys-in-fact to take any and all actions and execute and file any and all documents with the SEC, or state regulatory agencies, necessary, proper or convenient in their opinion to comply with the Act and the rules and regulations or orders of the SEC, or state regulatory agencies, adopted or issued pursuant thereto, including the making of any requests for acceleration of the effective date of said registration statement, to the end that the registration statement of the Company shall become effective under the Act and any other applicable law.
               Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointment agent and attorney-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such documents had been executed or filed by the undersigned respectively.
               This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

Signature	Date

/s/ Lewis W. Coleman Lewis W. Coleman	December 19, 2008

/s/ Thomas B. Fargo Thomas B. Fargo	December 18, 2008

/s/ Victor H. Fazio Victor H. Fazio	December 22, 2008

/s/ Donald E. Felsinger Donald E. Felsinger	December 19, 2008

Signature	Date

Stephen E. Frank

/s/ Phillip Frost Phillip Frost	December 19,. 2008

/s/ Bruce S. Gordon Bruce S. Gordon	December 22, 2008

/s/ Madeleine Kleiner Madeleine Kleiner	December 20, 2008

/s/ Karl J. Krapek Karl J. Krapek	December 22, 2008

/s/ Charles R. Larson Charles R. Larson	December 22, 2008

/s/ Richard B. Myers Richard B. Myers	December 22, 2008

Aulana L. Peters

/s/ Kevin W. Sharer Kevin W. Sharer	December 19, 2008